Exhibit 10.17

2015 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

The 2015 annual base salaries of the following Named Executive Officers of Ameren Corporation (“Ameren”), Union Electric Company (“UE”) and Ameren Illinois Company (“AIC”) (which officers are employed by Ameren and/or an Ameren subsidiary as of February 28, 2015, and were determined to the extent applicable by reference to the Ameren Proxy Statement and the UE and AIC Information Statements for the 2015 annual meetings of shareholders and by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K) are as follows:

Name and Position at February 28, 2015	2015 Base Salary
Warner L. Baxter Chairman, President and Chief Executive Officer – Ameren	$1,000,000
Martin J. Lyons, Jr. Executive Vice President and Chief Financial Officer – Ameren, UE and AIC	$612,000
Michael L. Moehn Chairman and President – UE	$500,000
Charles D. Naslund(1) Executive Vice President, Corporate Operations Oversight – Ameren Services Company and UE	$490,000
Richard J. Mark Chairman and President – AIC	$470,000
Gregory L. Nelson Senior Vice President, General Counsel and Secretary – Ameren, UE and AIC	$467,500
Daniel F. Cole Chairman and President – Ameren Services Company	$439,000
Fadi M. Diya Senior Vice President and Chief Nuclear Officer – UE	$430,000
Bruce A. Steinke Senior Vice President, Finance, and Chief Accounting Officer – Ameren, UE and AIC	$345,000
(1) Effective March 1, 2015, Mr. Naslund retired from his position of Executive Vice President, Corporate Operations Oversight, Ameren Services Company and UE.